UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On November 26, 2019, Ocwen Financial Corporation (“Ocwen” or “the Company”) and its wholly-owned subsidiary, PHH Mortgage Corporation (“PMC”), entered into a series of financing arrangements as described below.

On November 26, 2019, PMC PLS ESR Issuer LLC (“PLS Issuer”), a wholly owned special purpose subsidiary of PMC, issued notes secured by certain of PMC’s private label mortgage servicing rights (“PLS MSRs”) pursuant to a credit agreement. PLS Issuer’s obligations under the facility are secured by a lien on the related PLS MSRs. PMC has sold to PLS Issuer a participation certificate representing certain economic interests in the PLS MSRs and in order to secure its obligations under the participation certificate, it has granted a security interest to PLS Issuer in the PLS MSRs. The PLS Issuer assigned the security interest in the PLS MSRs to the collateral agent for the noteholders. The Company guarantees the obligations of PLS Issuer under the facility. The Class A Notes issued pursuant to the credit agreement have an initial principal amount of $100 million and amortize in accordance with a pre-determined schedule subject to modification under certain events. The notes have a stated coupon rate of 5.07% and a final maturity date of November 2024. Proceeds from the note issuance are to be used for general corporate purposes, including potential pay down of existing indebtedness.

In addition, on November 26, 2019, PMC entered into a financing facility that is secured by certain Ginnie Mae mortgage servicing rights (“GNMA MSRs”). In connection with the facility, PMC entered into a repurchase agreement pursuant to which PMC has sold a participation certificate representing certain economic interests in the GNMA MSRs and has agreed to repurchase such participation certificate at a future date at the repurchase price set forth in the repurchase agreement. PMC’s obligations under the facility are secured by a lien on the related GNMA MSRs. The Company guarantees the obligations of PMC under the facility. The maximum amount available to be borrowed pursuant to the facility is $100 million. The facility has an interest rate of one-month LIBOR plus 395 basis points and terminates in November 2021 unless the parties mutually agree to extend the facility. PMC borrowed $71.4 million under the facility at closing. Proceeds from borrowings under the facility are to be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: November 26, 2019	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer